SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2016

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As the Company reported previously, in January 2011, the European Commission (EC) commenced an investigation of all major European commercial vehicle manufacturers, including subsidiaries of the Company. In November 2014, the EC issued a Statement of Objections to the manufacturers, including DAF Trucks N.V., its subsidiary DAF Trucks Deutschland GmbH and the Company as their parent. The Statement of Objections is a procedural step in which the EC expressed its preliminary view that the manufacturers participated in anticompetitive practices in the European Union. The EC indicated it will seek to impose significant fines on the manufacturers. DAF is cooperating with the EC.

Based on recent developments, the Company will record a charge of €850 million ($945 million) in the first quarter of 2016. The Company will continue to evaluate the amount of the charge pending final resolution of the proceeding. The charge is not tax deductible. DAF Trucks N.V. has sufficient liquidity to fund a payment in the amount of the charge.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date:	March 24, 2016	By:	/s/ D. C. Anderson
D. C. Anderson Vice President and General Counsel